UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2010
UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of registrant as specified in its charter)

Delaware Delaware	001-14387 001-13663	06-1522496 06-1493538

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, Connecticut	06831

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 622-3131
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 20, 2010, the Board of Directors of United Rentals, Inc. (the “Corporation”) approved an amendment to the Corporation’s By-laws, effective immediately, to add a new Section 5.05 that provides that, unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim relating to the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or By-laws or (iv) any action asserting a claim relating to the Corporation governed by the internal affairs doctrine.
The amended By-laws of the Corporation reflecting this amendment are filed as Exhibit 3.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

3.1	By-laws of United Rentals, Inc., as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2010
UNITED RENTALS, INC.
	By:	/s/ Jonathan M. Gottsegen
		Name:	Jonathan M. Gottsegen
		Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.
By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	By-laws of United Rentals, Inc., as amended.

4